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Exhibit 8.1

July 26, 2019

Misonix, Inc.

1938 New Highway

Farmingdale, New York 11735

Ladies and Gentlemen:

We have acted as U.S. tax counsel for Misonix, Inc., a New York corporation (“Misonix”), in connection with (i) the proposed business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of May 2, 2019 (as the same may be amended from time to time, the “Merger Agreement”), by and among Misonix, New Misonix, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Misonix (“ParentCo”), Motor Reincorp. Sub One, Inc., a New York corporation and a direct, wholly owned Subsidiary of ParentCo (“Merger Sub One”), Surge Sub Two, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of ParentCo (“Merger Sub Two”, and together with Merger Sub One, the “Merger Subs”), Solsys Medical, LLC, a Delaware limited liability company (“Surge”) and, solely in his capacity as the representative for Surge Equityholders, Greg Madden, an individual resident of the State of Massachusetts (the “Representative”), and (ii) the preparation of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Joint Proxy and Consent Solicitation Statement/Prospectus (the “Proxy Statement/Prospectus”), as amended through the date hereof, and filed with the Securities and Exchange Commission (the “Commission”). This opinion letter is being delivered in connection with, and appears as an exhibit to, the Registration Statement. Unless otherwise indicated, all capitalized terms utilized herein but not otherwise defined herein shall have the meanings ascribed to each such term in the Merger Agreement.

Pursuant to the Merger Agreement, (i) Merger Sub One will merge (the “Reincorporation Merger”) with and into Misonix, with Misonix surviving as a wholly owned subsidiary of ParentCo; and (ii) Merger Sub Two will merge (the “Combination Merger,” and together with the Reincorporation Merger, the “Mergers”) with and into Surge, with Surge surviving as a wholly owned subsidiary of ParentCo.

In connection with this opinion, we have examined and relied upon the Merger Agreement and the Registration Statement (including the Proxy Statement/Prospectus) (collectively, the “Transaction Documents”), and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion, including, but not limited to, certain representation letters received by us from Misonix, ParentCo, the Merger Subs, Surge and the Representative (collectively, the “Representation Letters”). In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof: (i) that the Mergers will be consummated in accordance

Misonix, Inc.

July 26, 2019

With and as described in and contemplated by the Merger Agreement and the Registration Statement, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions, and other provisions contained therein and in the documents and agreements described therein without any waiver, breach, or amendment thereof; (ii) the continuing truth and accuracy at all times through the effectiveness of the Mergers (the “Effective Time”), and thereafter, as applicable, of the statements, representations, and warranties made by the parties in the Merger Agreement and the Registration Statement; (iii) the representations, covenants, and undertakings of Misonix, ParentCo and Surge (and their respective affiliates) set forth and described in the Representation Letters, are and will continue to be up to and through the Effective Time, and thereafter as applicable, true, correct, complete, and complied with in all respects; and (iv) that any such statements, representations, or warranties made “to the knowledge” or based on the belief or intention of any party or similarly qualified are true and accurate as of the date hereof, and will continue to be true and accurate at all times through the Effective Time, and thereafter as applicable, without such qualification. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the foregoing assumptions is untrue for any reason, our opinion may be adversely affected.

This opinion addresses only certain U.S. federal income tax consequences of the Mergers to certain holders of Misonix common stock and Surge membership interests that exchange such stock or membership interests, respectively, for ParentCo voting common stock in connection with Mergers.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Representation Letters and the Registration Statement, it is our opinion that, under current U.S. federal income tax law: (i) the Reincorporation Merger and the Combination Merger, taken together, will qualify as a transaction described in Section 351 of the Code, (ii) the Reincorporation Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the statements contained in the Proxy Statement/Prospectus under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS,” to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, constitute our opinion as to the material U.S. federal income tax consequences of the Mergers.

This opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations, and court decisions, each as in effect as of the date hereof. There is no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Mergers. Our opinion is not binding upon the Internal Revenue Service, and there is no assurance that contrary positions may not be taken by the Internal Revenue Service and sustained by a court. Moreover, in the event that any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied (including those set forth in the Representation Letters) is untrue, incorrect, incomplete, or not complied with in all respects, our opinion might be adversely affected and may not be relied upon.

Misonix, Inc.

July 26, 2019

This opinion does not address the various U.S. state or local or non-U.S. tax consequences that may result from the Mergers or any of the other transactions or matters described in the Registration Statement, and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Mergers or other transactions contemplated by the Registration Statement, except as specifically set forth herein, including any U.S. federal non-income tax consequences of the Mergers, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion may be implied or inferred beyond that which is expressly stated in this opinion.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Business Combination, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones Day

Jones Day